UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): May 1, 2009

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	EXECUTION OF A MATERIAL DEFINITVE AGREEMENT:

The Registrant entered into a Settlement Agreement and Amendment Number One to Settlement Agreement (“Agreement”) dated April 30, 2009 and May 1, 2009, respectively with the Lenders, D.B. Zwirn Special Opportunities Fund, L.P, (“DBZ”) as collateral agent, for the Lenders and DBZ as administrative agent for the Lenders, (collectively the “Lenders”). Under the terms of the Agreement, the Lenders will settle and discharge all outstanding debts, fees, and other obligations of Registrant with respect to the Credit Agreement, Forbearance Agreement and Amended Forbearance Agreement (collectively the “Loan Documents” ) in exchange for the proceeds from the closing of the sale of certain assets owned by Registrant located in North Louisiana and SE Texas and the assignment of an overriding royalty interest in State of Louisiana Operating Agreement A0261 pertaining to the Registrant’s interest in the Coquille Bay field of Louisiana. Closing is scheduled to occur simultaneously with the closing of the asset sale on or before May 15, 2009.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Settlement Agreement dated April 30, 2009.

99.2	Amendment Number One to Settlement Agreement dated May 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: May 4, 2009